UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________________

FORM 8-K

_______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 28, 2010

XL GROUP Public Limited Company
(Exact Name of Registrant as Specified in its Charter)

Ireland	1-10804	98-0665416
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

No. 1 Hatch Street Upper, 4th Floor, Dublin, Ireland		2
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: +353 (1) 405-2033

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

XL Group Ltd.
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	1-10804	98-0191089
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

XL House, One Bermudiana Road, Hamilton, Bermuda		HM08
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 292-8515

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

XL Insurance (Bermuda) Ltd (“XLI”), a subsidiary of XL Group plc and XL Group Ltd. (formerly known as XL Capital Ltd), has closed on a commutation, termination and release agreement (the “Termination Agreement”) with European Investment Bank (“EIB”), dated June 28, 2010, which fully extinguishes and terminates all of the guarantees issued to EIB by XLI in connection with financial guaranty policies between certain subsidiaries of Syncora Holdings Ltd. (formerly Security Capital Assurance Ltd, “Syncora Holdings”) and EIB. Under the Termination Agreement, XLI paid $38 million to EIB, and all of XLI’s exposures under the EIB guarantees, with aggregate par outstanding of approximately $900 million, were eliminated. Pursuant to the obligations of Syncora Holdings and its affiliates (collectively “Syncora”) under the Master Commutation, Release and Restructuring Agreement (the “Master Agreement”), dated as of July 28, 2008, as amended, among XLI and affiliates, Syncora, and certain of Syncora's credit default swap counterparties, Syncora has agreed to pay XLI $15 million (of the total $38 million payment). For historical information regarding the above-mentioned EIB guarantees and the Master Agreement, refer to Note 4 to the Consolidated Financial Statements of XL Capital Ltd, included in XL Capital Ltd’s 2009 Annual Report on Form 10-K filed on March 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XL Group plc

July 2, 2010	By:	/s/ Kirstin R. Gould
Kirstin R. Gould
Title: Secretary and General Counsel

XL Group Ltd.

July 2, 2010	By:	/s/ Kirstin R. Gould
Kirstin R. Gould
Title: Secretary and General Counsel